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                                                                      EXHIBIT 16

                        [Arthur Andersen LLP Letterhead]

April 3, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the first four paragraphs of Item 4 included in the Form 8-K of ON Technology Corporation dated April 1, 2002 to be filed with the Securities and Exchange Commission, and we are in agreement with the statements contained therein.


Very truly yours,



/s/ Arthur Andersen LLP
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Arthur Andersen LLP